Exhibit 99.1
Intersect ENT Announces Preliminary Revenue for Third Quarter of 2020
- Preliminary Third Quarter 2020 Revenue Expected to be $22.4 to $22.8 Million -
MENLO PARK, Calif. — October 15, 2020 — Intersect ENT, Inc. (Nasdaq: XENT), a company transforming care for patients with ear, nose and throat (“ENT”) conditions, today announced preliminary third quarter 2020 revenue and provided a business update.
Third Quarter 2020 Overview
•Net sales are expected to be in the range of $22.4 to $22.8 million.
•SINUVA expected to achieve strongest quarterly revenue to date of approximately $1.7 million.
•Cash and marketable securities are expected to be approximately $130 million as of September 30, 2020.

"Our solid third quarter preliminary revenue reflects a continuation of increased sequential sinus surgery procedure demand leading to strong volumes of PROPEL, with notable year-on-year growth of PROPEL in the office setting. This was also the highest quarterly revenue performance for SINUVA since its launch reflecting our improved payer position and emerging strength in ENT in-office procedures," said Thomas A. West, President and CEO of Intersect ENT. “In addition, by closing the strategic acquisition of Fiagon AG Medical Technologies earlier this month, we initiated integration activities that put us on an exciting path to bolster our commercial product portfolio and expand our geographic footprint. While we closely monitor the ongoing effects of the pandemic, we remain well-positioned to sustain sequential revenue growth in the fourth quarter of 2020 and into 2021. Continued growth momentum will be driven by the combination of the ongoing strength of PROPEL, acceleration of SINUVA growth, expansion of our product portfolio with the addition of Fiagon, and further improvement in the execution of our commercial organization."
Outlook
Based on current elective procedure volumes and referral trends, the Company expects fourth quarter revenue to be 85% to 90% of fourth quarter 2019 revenues. The Company believes this progress will position it to grow revenues in 2021 relative to 2019.
The third quarter 2020 revenue and cash position included in this release are preliminary and prior to the completion of a review by Intersect ENT's external auditors and are therefore subject to adjustment.
Management will provide additional information in conjunction with the release of its full third quarter 2020 financial results currently scheduled on Monday, November 2.
About Intersect ENT
Intersect ENT is dedicated to transforming ear, nose and throat care by providing innovative, clinically meaningful therapies and products to physicians and patients. The company’s steroid releasing implants are designed to provide mechanical spacing and deliver targeted therapy to the site of disease. In addition, Intersect ENT is continuing to expand its portfolio of products based on the company’s unique localized steroid releasing technology and is committed to broadening patient access to less invasive and more cost-effective treatments in all settings of care.
For additional information on the Company or the products including risks and benefits please visit www.IntersectENT.com. For more information about PROPEL® (mometasone furoate) sinus implants and SINUVA® (mometasone furoate) sinus implant, please visit www.PROPELOPENS.com and www.SINUVA.com.
Intersect ENT®, PROPEL® and SINUVA® are registered trademarks of Intersect ENT, Inc.

Forward-Looking Statements

The statements in this press release regarding Intersect ENT's expectations regarding its third quarter 2020 financial results and the statements under the caption “Outlook” are "forward-looking" statements. These forward-looking statements are based on Intersect ENT's current expectations and inherently involve significant risks and uncertainties. These statements and risks include: the duration and severity of the COVID-19 pandemic is unknown and could continue, and be more severe, than Intersect ENT currently expects; the third quarter financial results are preliminary and subject to adjustment as Intersect ENT continues to finalize the results; and the unknown state of the U.S. economy following the pandemic, the level of demand for Intersect ENT’s products as the pandemic subsides, and the time it will take for the economy to recover from the pandemic. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, and others which are described in the Company’s latest Form 10-K filed with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov). Intersect ENT does not undertake any obligation to update forward-looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.
CONTACT:
Intersect ENT, Inc.
Randy Meier, 650-641-2105
ir@intersectENT.com